                                                                    Exhibit 5.01


                                   May 9, 2003

Federal Realty Investment Trust
1626 East Jefferson Street
Rockville, Maryland 20852-4041

        Re: Federal Realty Investment Trust Registration Statement on Form S-3 Underwritten Public Offering of Up to 3,236,245 Common Shares

Ladies and Gentlemen:

         We have acted as counsel to Federal Realty Investment Trust, a Maryland real estate investment trust (the "Company"), in connection with the filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a prospectus supplement to the prospectus contained in the registration statement on Form S-3, No. 333-100819 (collectively, the "Registration Statement"), which was declared effective on November 6, 2002. The prospectus supplement and prospectus together are herein referred to as the "Prospectus." The Prospectus relates to the public offering of up to 3,236,245 common shares of beneficial interest, par value $.01 per share (the "Shares"), of the Company, pursuant to the terms of an underwriting agreement dated as of May 9, 2003 by and between the Company and the underwriter named therein (the "Underwriting Agreement") and the related pricing agreement dated May 9, 2003 by and between the Company and the underwriter named therein (the "Pricing Agreement").

         For the purposes of this opinion, we have examined copies of the following documents:

         (i) the Declaration of Trust of the Company as certified by the Maryland State Department of Assessments and Taxation on May 5, 2003 (the "Declaration of Trust");

         (ii)   the Amended and Restated Bylaws of the Company (the "Bylaws");

         (iii) the Articles of Incorporation of Street Retail, Inc., a Maryland corporation ("SRI") as certified by the Maryland State Department of Assessments and Taxation on May 5, 2003;

Federal Realty Investment Trust
May 9, 2003
Page 2

         (iv)    the Bylaws, as amended, of SRI;

         (v)     the Registration Statement;

         (vi)    the Prospectus;

         (vii)   the Underwriting Agreement;

         (viii)  the Pricing Agreement;

         (ix) minutes of the Pricing Committee of the Board of Trustees of the Company, dated May 9, 2003, with respect to the offering of the Shares, and minutes of the Board of Trustees of the Company with respect to the offering of the Shares, dated May 7, 2003;

         (x) minutes of the Board of Trustees of the Company, dated October 29, 2002, with respect to the Registration Statement (together with the minutes described in (ix), above, the "Resolutions");

         (xi) a copy of the specimen certificate for the Shares to be issued pursuant to the Underwriting Agreement;

         (xii) the documents incorporated by reference into the Registration Statement;

         (xiii) certificates of good standing from the states where the Company and SRI are qualified to do business; and

         (xiv) such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

         In our examination of the aforesaid documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the completeness and authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified, telecopied, photostatic or reproduced copies.

Federal Realty Investment Trust
May 9, 2003
Page 3


         In connection with the opinions expressed below, we have assumed that, at and prior to the time of the sale and delivery of Shares pursuant to the Registration Statement, (i) the Resolutions have not been amended, modified or rescinded, (ii) the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, and (iii) there has not occurred any change in law materially adversely affecting the power of the Company to offer and sell the Shares or the validity of the Shares. We have also assumed that the offering, sale and delivery of Shares will not at the time of such offering, sale and delivery violate or conflict with (1) the Declaration of Trust, as then amended, restated and supplemented, and Bylaws, as then amended, restated and supplemented, of the Company, (2) any provision of any license, indenture, instrument, mortgage, contract, document or agreement to which the Company is then a party or by which the Company is then bound, or (3) any law or regulation or any decree, judgment or order then applicable to the Company. We have further assumed that the number of Shares to be offered and sold pursuant to the Registration Statement will not at the time of such offering and sale exceed the amount of such class of capital shares authorized in the Declaration of Trust, as then amended, restated or supplemented, and unissued (and not otherwise reserved for issuance) at such time.

         Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares, when sold, issued and delivered by the Company in accordance with the terms of the Underwriting Agreement and the Pricing Agreement, will be validly issued, fully paid and nonassessable.

         Certain members of our firm are members of the Bar of the State of Maryland (though we do not have an office in Maryland), and this opinion is limited to the laws of the United States and the General Corporation Law of Maryland. Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in connection with the filing of the Prospectus to the Registration Statement, and should not be quoted in whole or in part or otherwise be referred to, nor otherwise be filed with or furnished to, any governmental agency or other person or entity, without our express prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption "Legal Matters." The giving of this consent, however, does not constitute an admission that we

Federal Realty Investment Trust
May 9, 2003
Page 4


are "experts" within the meaning of Section 11 of the Securities Act of 1933 (the "Act"), as amended, or within the category of persons whose consent is required by Section 7 of the Act.

                                Very truly yours,



                                /s/ SHAW PITTMAN LLP
                                --------------------
                                SHAW PITTMAN LLP